Exhibit 99.1

Broadcom Limited Announces Third Quarter

Fiscal Year 2016 Financial Results and Interim Dividend

•	Quarterly GAAP diluted loss per share of $0.75; Quarterly non-GAAP diluted earnings per share from continuing operations of $2.89

•	Quarterly GAAP gross margin of 47.0 percent; Quarterly non-GAAP gross margin from continuing operations of 60.4 percent

•	Quarterly interim dividend of 51 cents per share

SAN JOSE, Calif., and SINGAPORE – September 1, 2016 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for the third quarter of its fiscal year 2016, ended July 31, 2016, and provided guidance for the fourth quarter of its fiscal year 2016.

Recent Developments

Broadcom Limited is the successor to Avago Technologies Limited (“Avago”). Following Avago’s acquisition of Broadcom Corporation (“BRCM”) on February 1, 2016 (the “Acquisition”), Broadcom Limited became the ultimate parent company of Avago and BRCM. Financial results for the fiscal periods prior to the Acquisition relate solely to the Company’s predecessor, Avago. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Limited from and after the effective time of the Acquisition and, prior to that time, to its predecessor, Avago. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Third Quarter Fiscal Year 2016 GAAP Results

Net revenue was $3,792 million, an increase of 7 percent from $3,541 million in the previous quarter and an increase of 119 percent from $1,735 million in the same quarter last year.

Gross margin was $1,782 million, or 47.0 percent of net revenue. This compares with gross margin of $1,046 million, or 29.5 percent of net revenue, in the prior quarter, and gross margin of $884 million, or 51.0 percent of net revenue, in the same quarter last year.

Operating expenses were $2,046 million. This compares with $2,047 million in the prior quarter and $585 million for the same quarter last year.

Operating loss was $264 million, or 7 percent of net revenue. This compares with operating loss of $1,001 million, or 28 percent of net revenue, in the prior quarter, and operating income of $299 million, or 17 percent of net revenue, in the same quarter last year.

Net loss, which includes the impact of discontinued operations, was $315 million, or $0.75 per diluted share. This compares with net loss of $1,255 million, or $3.02 per diluted share, for the prior quarter, and net income of $240 million, or $0.84 per diluted share, in the same quarter last year.

Net loss attributable to ordinary shares was $298 million. Net loss attributable to the noncontrolling interest (restricted exchangeable limited partnership units (“REUs”)) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $17 million.

Third Quarter Fiscal Year 2016 GAAP Results				Change
(Dollars in millions, except per share data)	Q3 16	Q2 16	Q3 15	Q/Q		Y/Y
Net revenue	$3,792	$3,541	$1,735		+7%		+119%
Gross margin	47.0%	29.5%	51.0%		+1750bps		-400bps
Operating expenses	$2,046	$2,047	$585	-$	1	+$	1,461
Net income (loss)	$(315)	$(1,255)	$240	+$	940	-$	555
Net loss attributable to noncontrolling interest	$(17)	$(69)	$—	+$	52	-$	17
Net income (loss) attributable to ordinary shares	$(298)	$(1,186)	$240	+$	888	-$	538
Earnings (loss) per share - diluted	$(0.75)	$(3.02)	$0.84	+$	2.27	-$	1.59

The Company’s cash balance at the end of the third fiscal quarter was $1,961 million, compared to $2,041 million at the end of the prior quarter.

During the third quarter, the Company generated $963 million in cash from operations and received $630 million in net cash proceeds from the completion of previously announced divestitures. In the third quarter, the Company repaid $1,306 million of its outstanding term loans and spent $232 million on capital expenditures.

On June 30, 2016, the Company paid a cash dividend of $0.50 per ordinary share, totaling $199 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $0.50 per REU, totaling $12 million.

Third Quarter Fiscal Year 2016 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $3,802 million, an increase of 7 percent from $3,562 million in the previous quarter, and an increase of 117 percent from $1,750 million in the same quarter last year.

Gross margin from continuing operations was $2,297 million, or 60.4 percent of net revenue. This compares with gross margin of $2,138 million, or 60.0 percent of net revenue, in the prior quarter, and gross margin of $1,063 million, or 60.7 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $1,489 million, or 39 percent of net revenue. This compares with operating income from continuing operations of $1,329 million, or 37 percent of net revenue, in the prior quarter, and $733 million, or 42 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $1,293 million, or $2.89 per diluted share. This compares with net income of $1,120 million, or $2.53 per diluted share last quarter, and net income of $660 million, or $2.24 per diluted share, in the same quarter last year.

Third Quarter Fiscal Year 2016 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q3 16	Q2 16	Q3 15	Q/Q		Y/Y
Net revenue	$3,802	$3,562	$1,750		+7%		+117%
Gross margin	60.4%	60.0%	60.7%		+40bps		-30bps
Operating expenses	$808	$809	$330	-$	1	+$	478
Net income	$1,293	$1,120	$660	+$	173	+$	633
Earnings per share - diluted	$2.89	$2.53	$2.24	+$	0.36	+$	0.65

“We delivered strong third quarter financial results with 7 percent sequential growth in revenue and 14 percent sequential growth in EPS, a clear demonstration of the leverage inherent in our operating model” said Hock Tan, President and CEO of Broadcom Limited. “We are expecting an even stronger performance in the fourth quarter, driven by robust growth in our wireless segment.”

Other Quarterly Data

	Q3 16		Q2 16		Q3 15		Growth Rates
							Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$2,062	54%	$2,060	58%	$372	21%	—	454%
Wireless communications	1,008	27	792	22	616	36	27%	64%
Enterprise storage	527	14	525	15	588	34	—	-10%
Industrial & other	195	5	164	5	159	9	19%	23%

Total net revenue	$3,792	100%	$3,541	100%	$1,735	100%

	Q3 16		Q2 16		Q3 15		Growth Rates
							Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$2,065	54%	$2,063	58%	$372	21%	—	455%
Wireless communications	1,008	27	792	22	616	35	27%	64%
Enterprise storage	527	14	525	15	588	34	—	-10%
Industrial & other (1)	202	5	182	5	174	10	11%	16%

Total non-GAAP net revenue	$3,802	100%	$3,562	100%	$1,750	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting revenue adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q3 16	Q2 16	Q3 15
Cash from operations	$963	$622	$592
Depreciation	$117	$107	$59
Amortization of intangible assets	$939	$933	$197
Capital expenditures	$232	$158	$148
Days sales outstanding (“DSO”)	52	48	43
Inventory days on hand (“DOH”)	66	59	64
Non-GAAP DSO	52	47	42
Non-GAAP Inventory DOH	74	72	67

Fourth Quarter Fiscal Year 2016 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the fourth quarter of fiscal year 2016, ending October 30, 2016, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$4,090M +/- $75M	$10M	$4,100M +/- $75M
Gross margin	52.25% +/- 1%	$341M	60.50% +/- 1%
Operating expenses	$1,450M	$642M	$808M
Interest expense and other	$153M	$49M	$104M
Provision for (benefit from) income taxes	($295)M	($366)M	$71M
Diluted share count	434M	14M	448M

•	Non-GAAP net revenue includes $10 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $10 million of licensing revenue, and excludes the effects of $86 million of inventory step-up charges to record BRCM inventory at fair value, as part of the purchase accounting for the Acquisition, $224 million of amortization of intangible assets, $14 million of share-based compensation expense, and $7 million of restructuring charges;

•	Non-GAAP operating expenses exclude $356 million of amortization of intangible assets, $199 million of share-based compensation expense, $46 million of restructuring charges, and $41 million of acquisition-related costs;

•	Non-GAAP interest expense and other excludes $49 million of losses on extinguishment of long-term debt;

•	Non-GAAP tax provision excludes $366 million tax benefit representing the tax effects of the reconciling items noted above; and

•	Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Capital expenditures for the fourth fiscal quarter are expected to be approximately $325 million. For the fourth fiscal quarter, depreciation is expected to be $114 million and amortization is expected to be approximately $580 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom will be meeting investors at the Deutsche Bank 2016 Technology Conference in Las Vegas, on September 14, 2016.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $0.51 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of REUs, in the amount of $0.51 per REU.

The dividend and the distribution are both payable on September 30, 2016 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on September 19, 2016.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the third quarter of its fiscal year 2016, ended July 31, 2016, and to provide guidance for the fourth quarter of fiscal year 2016, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 62126584. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 62126584. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, write-off of debt issuance costs, gain (loss) on extinguishment of debt, income (loss) from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of the Acquisition, (ii) our plans, objectives and intentions with respect to future operations and products, (iii) our competitive position and opportunities, (iv) the impact of the transaction on the market for our products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with our recent acquisition of BRCM, and other acquisitions we may make, including delays, challenges and expenses associated with integrating BRCM and other acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from BRCM and other acquisitions we may make; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; the significant indebtedness incurred by us in February 2016 in connection with the Acquisition, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; our ability to timely increase our internal manufacturing capacity to meet customer demand; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31,	May 1,	August 2,	July 31,	August 2,
	2016	2016	2015	2016	2015
Net revenue	$3,792	$3,541	$1,735	$9,104	$4,984
Cost of products sold:
Cost of products sold	1,520	1,437	694	3,656	2,038
Purchase accounting effect on inventory	271	828	26	1,099	30
Amortization of intangible assets	211	198	129	539	355
Restructuring charges	8	32	2	41	5

Total cost of products sold	2,010	2,495	851	5,335	2,428

Gross margin	1,782	1,046	884	3,769	2,556
Research and development	814	787	276	1,868	762
Selling, general and administrative	230	238	143	582	368
Amortization of intangible assets	728	735	68	1,517	186
Restructuring, impairment and disposal charges	274	287	98	592	122

Total operating expenses	2,046	2,047	585	4,559	1,438

Operating income (loss)	(264)	(1,001)	299	(790)	1,118
Interest expense	(139)	(256)	(43)	(479)	(150)
Gain (loss) on debt extinguishment	(21)	(53)	3	(74)	(10)
Other income (expense), net	4	(6)	8	1	24

Income (loss) from continuing operations before income taxes	(420)	(1,316)	267	(1,342)	982
Provision for (benefit from) income taxes	(117)	(99)	23	(199)	61

Income (loss) from continuing operations	(303)	(1,217)	244	(1,143)	921
Income (loss) from discontinued operations, net of income taxes	(12)	(38)	(4)	(50)	14

Net income (loss)	(315)	(1,255)	240	(1,193)	935
Net loss attributable to noncontrolling interest	(17)	(69)	—	(86)	—

Net income (loss) attributable to ordinary shares	$(298)	$(1,186)	$240	$(1,107)	$935

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$(0.72)	$(2.93)	$0.92	$(2.99)	$3.54
Income (loss) per share from discontinued operations, net of income taxes	(0.03)	(0.09)	(0.01)	(0.13)	0.06

Net income (loss) per share	$(0.75)	$(3.02)	$0.91	$(3.12)	$3.60

Diluted income (loss) per share (2):
Income (loss) per share from continuing operations	$(0.72)	$(2.93)	$0.85	$(3.09)	$3.25
Income (loss) per share from discontinued operations, net of income taxes	(0.03)	(0.09)	(0.01)	(0.13)	0.05

Net income (loss) per share	$(0.75)	$(3.02)	$0.84	$(3.22)	$3.30

Shares used in per share calculations:
Basic	396	392	265	355	260
Diluted	419	415	287	370	283
Share-based compensation expense included in continuing operations:
Cost of products sold	$15	$13	$7	$34	$19
Research and development	144	122	31	294	77
Selling, general and administrative	54	51	25	128	73

Total share-based compensation expense	$213	$186	$63	$456	$169

(1)	For the fiscal quarters ended July 31, 2016 and May 1, 2016 and the three fiscal quarters ended July 31, 2016, basic loss per share numerators are reduced by the amount of net loss attributable to noncontrolling interest, which is approximately 5.4% of net loss for the fiscal quarter ended July 31, 2016 and 5.5% for the fiscal quarter ended May 1, 2016. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarters ended July 31, 2016 and May 1, 2016 and the three fiscal quarters ended July 31, 2016, diluted loss per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted loss per share calculations include 23 million, 23 million and 15 million Partnership REUs for the fiscal quarters July 31, 2016 and May 1, 2016 and three fiscal quarters ended July 31, 2016, respectively, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31,	May 1,	August 2,	July 31,	August 2,
	2016	2016	2015	2016	2015
Net revenue on GAAP basis	$3,792	$3,541	$1,735	$9,104	$4,984
Acquisition-related purchase accounting revenue adjustment (1)	10	21	15	42	68

Net revenue on non-GAAP basis	$3,802	$3,562	$1,750	$9,146	$5,052

Gross margin on GAAP basis	$1,782	$1,046	$884	$3,769	$2,556
Acquisition-related purchase accounting revenue adjustment (1)	10	21	15	42	68
Purchase accounting effect on inventory	271	828	26	1,099	30
Amortization of intangible assets	211	198	129	539	355
Share-based compensation expense	15	13	7	34	19
Restructuring charges	8	32	2	41	5
Acquisition-related costs	—	—	—	—	2

Gross margin on non-GAAP basis	$2,297	$2,138	$1,063	$5,524	$3,035

Research and development on GAAP basis	$814	$787	$276	$1,868	$762
Share-based compensation expense	144	122	31	294	77
Acquisition-related costs	3	2	—	6	9

Research and development on non-GAAP basis	$667	$663	$245	$1,568	$676

Selling, general and administrative expense on GAAP basis	$230	$238	$143	$582	$368
Share-based compensation expense	54	51	25	128	73
Acquisition-related costs	35	41	33	99	51

Selling, general and administrative expense on non-GAAP basis	$141	$146	$85	$355	$244

Total operating expenses on GAAP basis	$2,046	$2,047	$585	$4,559	$1,438
Amortization of intangible assets	728	735	68	1,517	186
Share-based compensation expense	198	173	56	422	150
Restructuring, impairment and disposal charges	274	287	98	592	122
Acquisition-related costs	38	43	33	105	60

Total operating expenses on non-GAAP basis	$808	$809	$330	$1,923	$920

Operating income (loss) on GAAP basis	$(264)	$(1,001)	$299	$(790)	$1,118
Acquisition-related purchase accounting revenue adjustment (1)	10	21	15	42	68
Purchase accounting effect on inventory	271	828	26	1,099	30
Amortization of intangible assets	939	933	197	2,056	541
Share-based compensation expense	213	186	63	456	169
Restructuring, impairment and disposal charges	282	319	100	633	127
Acquisition-related costs	38	43	33	105	62

Operating income on non-GAAP basis	$1,489	$1,329	$733	$3,601	$2,115

Interest expense on GAAP basis	$(139)	$(256)	$(43)	$(479)	$(150)
Acquisition-related costs	—	106	—	149	—

Interest expense on non-GAAP basis	$(139)	$(150)	$(43)	$(330)	$(150)

Income (loss) from continuing operations before income taxes on GAAP basis	$(420)	$(1,316)	$267	$(1,342)	$982
Acquisition-related purchase accounting revenue adjustment (1)	10	21	15	42	68
Purchase accounting effect on inventory	271	828	26	1,099	30
Amortization of intangible assets	939	933	197	2,056	541
Share-based compensation expense	213	186	63	456	169
Restructuring, impairment and disposal charges	282	319	100	633	127
Acquisition-related costs	38	149	33	254	62
(Gain) loss on debt extinguishment	21	53	(3)	74	10

Income before income taxes on non-GAAP basis	$1,354	$1,173	$698	$3,272	$1,989

Provision for (benefit from) income taxes on GAAP basis	$(117)	$(99)	$23	$(199)	$61
Income tax effects of non-GAAP reconciling adjustments	178	152	15	348	52

Provision for income taxes on non-GAAP basis	$61	$53	$38	$149	$113

Net income (loss) on GAAP basis	$(315)	$(1,255)	$240	$(1,193)	$935
Acquisition-related purchase accounting revenue adjustment (1)	10	21	15	42	68
Purchase accounting effect on inventory	271	828	26	1,099	30
Amortization of intangible assets	939	933	197	2,056	541
Share-based compensation expense	213	186	63	456	169
Restructuring, impairment and disposal charges	282	319	100	633	127
Acquisition-related costs	38	149	33	254	62
(Gain) loss on debt extinguishment	21	53	(3)	74	10
Income tax effects of non-GAAP reconciling adjustments	(178)	(152)	(15)	(348)	(52)
Discontinued operations, net of income taxes	12	38	4	50	(14)

Net income on non-GAAP basis	$1,293	$1,120	$660	$3,123	$1,876

Shares used in per share calculation - diluted on GAAP basis	419	415	287	370	283
Non-GAAP adjustment	28	27	7	24	7

Shares used in per share calculation - diluted on non-GAAP basis (2)	447	442	294	394	290

Days sales outstanding on GAAP basis	52	48	43
Non-GAAP adjustment	—	(1)	(1)

Days sales outstanding on non-GAAP basis (3)	52	47	42

Inventory Days on Hand on GAAP basis	66	59	64
Non-GAAP adjustment	8	13	3

Inventory Days on Hand on non-GAAP basis (4)	74	72	67

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(4)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	July 31,	November 1,
	2016	2015 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,961	$1,822
Trade accounts receivable, net	2,181	1,019
Inventory	1,306	524
Assets held-for-sale	246	22
Other current assets	354	372

Total current assets	6,048	3,759
Property, plant and equipment, net	2,573	1,460
Goodwill	24,784	1,674
Intangible assets, net	15,819	3,277
Other long-term assets	528	345

Total assets	$49,752	$10,515

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,127	$617
Employee compensation and benefits	424	250
Current portion of long-term debt	334	46
Other current liabilities	843	206

Total current liabilities	2,728	1,119
Long-term liabilities:
Long-term debt	13,381	3,826
Pension and post-retirement benefit obligations	468	475
Other long-term liabilities	10,671	381

Total liabilities	27,248	5,801

Shareholders’ equity:
Ordinary shares	18,926	2,547
Retained earnings	619	2,240
Accumulated other comprehensive loss	(72)	(73)

Total Broadcom Limited shareholders’ equity	19,473	4,714
Noncontrolling interest	3,031	—

Total shareholders’ equity	22,504	4,714

Total liabilities and shareholders’ equity	$49,752	$10,515

(1)	Amounts as of November 1, 2015 have been derived from audited financial statements as of that date.

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 31,	May 1,	August 2,	July 31,	August 2,
	2016	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(315)	$(1,255)	$240	$(1,193)	$935
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,058	1,040	256	2,342	712
Share-based compensation	219	198	63	474	169
Excess tax benefits from share-based compensation	(10)	(35)	(32)	(68)	(102)
Non-cash portion of debt extinguishment (gain) loss	21	30	(3)	51	10
Non-cash restructuring, impairment and disposal charges	224	22	70	268	75
Gain on sales of businesses	(27)	—	—	(27)	(14)
Deferred taxes	(181)	(164)	(33)	(353)	(35)
Amortization of debt issuance costs and accretion of debt discount	10	13	4	27	18
Other	(9)	22	4	17	10
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(322)	(128)	(2)	(491)	22
Inventory	168	886	20	1,088	63
Accounts payable	156	(149)	(29)	(61)	(52)
Employee compensation and benefits	121	98	29	70	(12)
Other current assets and current liabilities	(124)	70	(7)	(38)	(25)
Other long-term assets and long-term liabilities	(26)	(26)	12	(47)	(38)

Net cash provided by operating activities	963	622	592	2,059	1,736

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(20)	(10,023)	(394)	(10,055)	(394)
Proceeds from sales of businesses	630	—	—	698	650
Purchases of property, plant and equipment	(232)	(158)	(148)	(530)	(487)
Proceeds from disposals of property, plant and equipment	5	—	—	5	63
Purchases of investments	—	(58)	—	(58)	(9)
Proceeds from sales and maturities of investments	57	32	—	89	—
Other	(14)	—	—	(15)	—

Net cash provided by (used in) investing activities	426	(10,207)	(542)	(9,866)	(177)

Cash flows from financing activities:
Proceeds from term loan borrowings	—	15,926	—	15,926	—
Debt repayments	(1,306)	(4,828)	(1,010)	(6,145)	(1,627)
Payments of assumed debt	—	(1,475)	(178)	(1,475)	(178)
Debt issuance costs	—	(104)	—	(108)	—
Dividend payments	(211)	(204)	(104)	(537)	(292)
Issuance of ordinary shares	38	107	56	217	186
Excess tax benefits from share-based compensation	10	35	32	68	102

Net cash provided by (used in) financing activities	(1,469)	9,457	(1,204)	7,946	(1,809)

Net change in cash and cash equivalents	(80)	(128)	(1,154)	139	(250)
Cash and cash equivalents at the beginning of period	2,041	2,169	2,508	1,822	1,604

Cash and cash equivalents at end of period	$1,961	$2,041	$1,354	$1,961	$1,354